Exhibit 10.49

CONFORMED COPY

WEBMD HEALTH CORP.

PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT is made effective as of November 2, 2016 (the “Grant Date”), by and between WebMD Health Corp., a Delaware corporation (the “Company”), and Martin J. Wygod (the “Holder”):

WHEREAS, the Compensation Committee of the Company’s Board of Directors has determined that it would be to the advantage and in the best interest of the Company and its stockholders to enter into this Performance-Based Restricted Stock Agreement (the “Agreement”) pursuant to the Company’s Amended and Restated 2005 Long-Term Incentive Plan, (the “Plan”; all capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Plan) and, in consideration of services to be rendered and as an incentive for the Holder’s best performance of future services to Company and its Affiliates, to assign certain shares of Common Stock of the Company (hereinafter referred to as the “Performance-Based Restricted Shares”) to the Holder that will vest subject to his continued employment and the attainment of certain performance goals, subject to the provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

AWARD OF PERFORMANCE SHARES

Section 1.1 Award of Performance Shares.

In consideration of Holder’s services and for other good and valuable consideration which the Committee has determined is sufficient, the Company hereby awards and assigns to the Holder, on the Grant Date, 25,000 Performance-Based Restricted Shares (this “Award”). The Performance-Based Restricted Shares are awarded under and subject to the terms and conditions of the Plan.

Section 1.2 Not a Contract of Employment.

Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any Affiliate, or shall interfere with or restrict in any way any otherwise existing rights of the Company and any Affiliate, which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without Cause.

Section 1.3 Covenants.

In the event Holder breaches any restrictive covenants to which Holder is bound (the “Restrictive Covenants”) between the Holder and the Company, (including, without limitation, those contained in Section 6 of the Amended and Restated Employment Agreement

dated as of August 1, 2005, as amended, between the Holder and the Company (the “Employment Agreement”) and restrictive covenant agreements annexed to any equity award agreements), in addition to any other remedy available to the Company, any Performance-Based Restricted Shares will be immediately forfeited without any notice or consideration being paid therefor and the Company shall be entitled to recoup income realized upon the prior vesting of any Performance-Based Restricted Shares granted hereunder. By signing below, Holder acknowledges that the grant of Performance-Based Restricted Shares hereunder is additional consideration for the representations and covenants set forth in the Restrictive Covenants. In addition, Holder acknowledges that Holder has read the covenants contained in the Restrictive Covenants and has had an opportunity to consult with an attorney of Holder’s own choice (at Holder’s expense) prior to signing and understands that signing this Agreement is a condition to any rights Holder may have under this Agreement.

ARTICLE II.

RESTRICTIONS

Section 2.1 Definition.

“Performance Criteria” shall mean those confidential performance goals established by the Committee and separately communicated to the Holder in writing.

“Performance Period” shall mean the period from January 1, 2016 through December 31, 2019.

“Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.1, the exposure to forfeiture set forth in Section 2.2 and the vesting set forth in Section 2.3.

Section 2.2 Forfeiture – Vesting Based on Continued Employment.

(a) The Performance-Based Restricted Shares shall be forfeited in full without payment upon the termination of employment of the Holder by the Company for Cause or by the Holder without Good Reason (as such terms are defined in the Employment Agreement) in each case prior to December 31, 2019.

(b) In the event of the termination of the Holder’s employment as a result of the death or Disability of the Holder or by the Company without Cause or by the Holder with Good Reason, Performance-Based Restricted Shares shall be deemed vested based on the actual achievement of the Performance Criteria; provided that the Performance Period shall be deemed to have ended on the last day of the fiscal year in which the date of termination occurs and the Committee shall determine in its sole discretion the extent to which the Performance Criteria has been attained and such determination shall be final and binding on the Holder. Any remaining unvested portion of this Award shall be forfeited at the time of such determination.

(c) Upon a Change of Control, this Award shall be deemed fully vested in accordance with the Employment Agreement.

Section 2.3 Vesting and Lapse of Restrictions- Attainment of Performance Criteria.

(a) Subject to Sections 2.2, 2.4 and 2.6, each Performance-Based Restricted Share shall not be transferable or earned until such share becomes vested. The Performance-Based Restricted Shares shall vest and the Restrictions on such shares shall lapse with respect to that number of Performance-Based Restricted Shares based on the Committee’s determination of the extent to which the Performance Criteria has been attained and such determination shall be final and binding on the Holder.

(b) The Committee shall determine whether the Performance Criteria has been attained and the number of Performance-Based Restricted Shares, if any, earned by the Holder for the Performance Period within forty-five (45) days following the Company’s filing of its audited financials for the fiscal year ending December 31, 2019 (the “Determination Date”); provided, however, that if the Determination Date shall fall on a date which is during a black-out period with respect to the Common Stock to which Holder is subject, such date shall be delayed until the first day after the expiration of such black-out period. Any portion of Performance-Based Restricted Shares that do not vest pursuant to the Committee’s determination of the attainment of the Performance Criteria shall be forfeited without any payment.

(c) Upon a Change of Control occurring on or prior to the Determination Date, the Performance Criteria shall be deemed to have been satisfied in full.

Section 2.4 Legend.

Certificates representing Performance-Based Restricted Shares assigned pursuant to this Agreement shall, until all Restrictions lapse or shall have been removed and new certificates are assigned pursuant to Section 2.5, be held by the Company and bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS UNDER THE TERMS OF THAT CERTAIN PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT BY AND BETWEEN WEBMD HEALTH CORP. (THE “COMPANY”) AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

Section 2.5 Assignment of Certificates for Vested Shares.

Upon the vesting of all or a portion of the Performance-Based Restricted Shares as provided in Sections 2.2 and 2.3 and subject to Section 3.3, the Company shall cause new certificates to be assigned with respect to that number of such vested shares and delivered to the Holder or Holder’s legal representative, free from any Restrictions and free from the legend provided for in Section 2.4; provided, that such shares shall remain subject to applicable securities laws and the Company’s employee trading policy. Such vested shares shall be considered shares of Common Stock of the Company free of all Restrictions (other than any applicable securities law restrictions or any restrictions imposed by the Company’s employee trading policy).

Section 2.6 Restrictions On New Shares.

In the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 15.1 of the Plan, such new or additional or different shares or securities which are attributable to the Holder in Holder’s capacity as the registered owner of the Performance-Based Restricted Shares then subject to Restrictions, shall be considered to be Performance-Based Restricted Shares and shall be subject to all of the Restrictions, unless the Committee provides, for the removal or lapse of the Restrictions on the Performance-Based Restricted Shares underlying the distribution of the new or additional shares or securities.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Performance-Based Restricted Shares Not Transferable.

No Performance-Based Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

Section 3.2 Conditions to Delivery of Stock Certificates.

The Company shall not be required to deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

(b) The payment by the Holder of all amounts required to be withheld, under federal, state and local (or applicable foreign) tax laws, with respect to the issuance and/or the lapse or removal of any of the Restrictions which may be paid either by the Holder or by the Company withholding that number of shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation in accordance with procedures established by the Company; and

(c) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

In addition, the Company may, at its sole election, cancel the Common Stock underlying the Performance-Based Restricted Shares in the event the Holder fails to satisfy the applicable tax withholdings within 45 days of the applicable vesting date.

Section 3.3 Physical Custody.

The Secretary of the Company or such other representative as the Committee may appoint shall retain physical custody of each certificate representing Performance-Based Restricted Shares until all of the Restrictions imposed under this Agreement with respect to the shares evidenced by such certificate expire or shall have been removed; provided, however, that in no event shall the Holder retain physical custody of any certificates representing unvested Performance-Based Restricted Shares assigned to Holder.

Section 3.4 Notices.

Any notice required by this Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand or, in accordance with applicable law, via the Company’s e-mail or intranet site; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance.

If to the Company:	WebMD Health Corp. 395 Hudson Street – 3rd Floor New York, NY 10014

And if to the Holder:	To the address specified in the Company’s payroll records.

By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of representative’s status and address by written notice under this Section 3.4.

Section 3.5 Rights as Stockholder.

Except as otherwise provided herein, upon delivery of the Performance-Based Restricted Shares to the representative pursuant to Section 3.3, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that any dividends or extraordinary distributions with respect to the Performance-Based Restricted Shares shall be subject to the same Restrictions that apply to the corresponding Performance-Based Restricted Shares and such Restrictions will only lapse if, and to the extent that, the Restrictions on the corresponding Performance-Based Restricted Shares lapse.

Section 3.6 Withholding Tax.

The Holder agrees that, in the event of the issuance of the Performance-Based Restricted Shares or the expiration of Restrictions thereon results in the Holder’s realization of income which for federal, state or local income tax purposes is, in the opinion for the Company, subject to withholding of tax at source by the Company, the Holder will pay to the Company an amount equal to such withholding tax prior to the Company’s delivery of the Certificate or the Company shall withhold that number of Shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation.

Section 3.7 Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.8 Conformity to Securities Laws.

The Holder acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the 1933 Act and the 1934 Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Performance-Based Restricted Shares shall be assigned, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, this Agreement and the Performance-Based Restricted Shares assigned hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.9 Amendment.

This Agreement may be amended without the consent of the Holder provided that such amendment would not impair any rights of the Holder under this Agreement. No amendment of this Agreement shall, without the consent of the Holder, impair any rights of the Holder under this Agreement.

Section 3.10 Governing Law.

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.11 Section 83(b) Election.

If, within 30 days of the Grant Date, a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to all or any portion of the Performance-Based Restricted Shares as of the date of transfer of the Performance Shares rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

Section 3.12 The Plan

The Plan is incorporated in this Agreement by reference and together with this Agreement sets forth the terms and conditions of the Performance-Based Restricted Shares. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

WEBMD HEALTH CORP., a Delaware corporation

By:	/s/ Lewis H. Leicher
Lewis H. Leicher

Its:	Senior Vice President

HOLDER:

/s/ Martin J. Wygod
Martin J. Wygod